Exhibit 10.23

                              NON-COMPETE AGREEMENT

      This Non-Compete Agreement is dated as of January 20, 1997, by and between Unilab Corporation, a Delaware corporation with its executive office located at 18448 Oxnard Street, Tarzana, California 91356 ("Unilab" or the "Company") and Andrew H. Baker, an individual residing at 636 Winding Hollow Drive, Franklin Lakes, New Jersey 07417 ("Baker").

                              W I T N E S S E T H:
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      WHEREAS, pursuant to that certain Letter Agreement, dated January 20, 1997
(the "Letter Agreement"), by and between Unilab and Baker and that certain Consulting Agreement dated as of January 20, 1997 (the "Consulting Agreement") between Unilab and Hartill Ltd., a company controlled by Baker, Baker has agreed to step down as Chairman, President and Chief Executive Officer of Unilab and to continue, through Hartill Ltd. ("Hartill"), as a consultant to the Company for a three-year period;

      WHEREAS, Baker is obligated pursuant to Page 3, Paragraph 10 of the Letter Agreement to enter into this Agreement and to not compete with Unilab under any of the circumstances described herein;

      WHEREAS, Baker recognizes that the consummation of the matters contemplated by the Letter Agreement and Consulting Agreement will inure to the benefit of Baker, Hartill and Unilab and such matters would not have been consummated without Baker's agreement to enter into this Agreement;

      WHEREAS, Unilab wishes to be assured that Baker will not compete with Unilab and will not solicit Unilab's clients for the purposes of clinical laboratory testing for the periods and upon and subject to the terms herein provided.

      NOW, THEREFORE, in consideration of the mutual covenants and the agreements hereinafter set forth, and in consideration of Unilab consummating the transactions contemplated by the Letter Agreement and Consulting Agreement, the parties hereto covenant and agree as follows:

      1. Covenant Against Competition.

      Baker acknowledges that (i) the principal business of Unilab is the operation of an independent clinical laboratory testing company (such business being referred to as the "Unilab Business"); (ii) Baker is one of the limited number of persons who has developed such business and has been a key employee of Unilab; (iii) the Unilab Business is primarily conducted within the State of California; (iv) Baker's work for Unilab has brought him into close contact with many confidential affairs not readily available to the public; and (v) Unilab

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would not have entered into the Letter Agreement and the Consulting Agreement unless Baker entered into this Agreement. Accordingly, Baker covenants and agrees, that:

         (a) Until the third anniversary date hereof (the "Restricted Period") Baker shall not, within the State of California, without the prior written consent of Unilab, compete directly or indirectly, or participate, directly or indirectly, as agent, employee, consultant, representative or otherwise, or as a stockholder, partner or joint venturer, or have any direct or indirect financial interest, including, without limitation, the interest of a creditor, in any enterprise (other than Unilab) engaging within the State of California in any Unilab Business; provided however, Baker may own, directly or indirectly, solely as an investment, securities of any entity which is traded on any national securities exchange or national automated quotation system if Baker, (A) is not a controlling person of or a member of a group which controls such entity and
(B) does not, directly or indirectly, own 5% or more of any class of securities of such entity.

         (b) During the Restricted Period, Baker shall not, directly or indirectly, (i) solicit or encourage to leave the employment or service of Unilab or its affiliates, any employee or consultant of Unilab or any of its affiliates, for the purpose of engaging in the clinical laboratory testing business in the State of California or (ii) hire or retain any employee or consultant who is employed or retained by, or who, within one year of any particular time, has left the employment or service of, Unilab or any of its affiliates to engage in any Unilab Business or any business substantially similar to the Unilab Business in the State of California.

         (c) Notwithstanding anything in Section 1(a) and 1(b) to the contrary, nothing herein shall be deemed to preclude, prohibit, limit or restrict Baker's rights to engage in the preferred provider organization business conducted by Medical Diagnostic Management, Inc. ("MDM"), so long as MDM does not own or operate a clinical laboratory testing facility.

         (d) In consideration for Baker's execution of this Agreement Unilab is providing to Baker concurrently with the execution by Baker of this Agreement a portion of the consideration provided to Baker under the Letter Agreement (the "Non-Compete Consideration"). Such Non-Compete Consideration is not conditioned upon or related to the performance of any current or future services by Baker.

      2. Rights and Remedies Upon Breach of the Restrictive Covenants.

         (a) Baker recognizes that Unilab does not have an adequate remedy at law to protect its rights hereunder. Baker agrees that Unilab shall have the right to an injunction without bond in any court of competent jurisdiction permanently enjoining Baker from a violation of Section 1 hereof during the term thereof (the "Restrictive Covenants").

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         (b) Baker recognizes and agrees that in the event of a violation of any of the Restrictive Covenants, the period during which he shall not compete shall be suspended during the period he engaged in conduct constituting such violation and shall resume after such violation has been remedied.

         (c) The remedies set forth in subsection 2(a) above shall not limit, eliminate, prohibit or restrict any other rights that Unilab may have under law for violation by Baker of this Agreement and shall not be mutually exclusive and any one or all may be pursued without the pursuit of one impairing or precluding the pursuit of another.

      3. Severability of Restrictive Covenants.

         It is understood and agreed by the parties hereto that the provisions of each of the preceding sections of this Agreement are independent of and severable from each other and the invalidity of any section or any portion thereof shall not affect the validity or hinder the enforceability of the remaining provisions of this Agreement. The parties expressly agree and declare that the time limitation and geographic scope set forth in Section 1 hereof are reasonable, are properly required for the adequate protection of the business of Unilab and that in the event such time limitation and/or geographic scope is deemed to be unreasonable by the final decision of a court of competent jurisdiction, Unilab and Baker agree to submit to such revision or modification thereof as said court shall deem reasonable.

      4. Notices.

         Any notice or other communication hereunder shall be given in writing or by facsimile or other means of instantaneous communication and such notice shall be deemed to have been given, if by mail, three days after it has been mailed by certified mail, return receipt requested, postage prepaid, and if by instantaneous communication, upon certification of receipt of transmission, as follows: (a) if to Baker at the address shown at the beginning of this Agreement or the fax number shown on the signature page hereof or to such other person(s) or address(es) as Baker shall have furnished to Unilab in writing, (b) if to Unilab at the address shown at the beginning of this Agreement, attention of Corporate Secretary, or the fax number shown on the signature page hereof, with copies to Unilab Corporation, 401 Hackensack Avenue, 9th Floor, Hackensack, New Jersey 07601, Attention Mark L. Bibi, Esq., General Counsel, or to such other person(s) or address(es) as Unilab shall have furnished to Baker in writing.

      5. Assignability.

         This Agreement shall be binding upon and inure to the benefit of Unilab, its assigns and successors (by purchase of substantially all of its assets, by merger, reorganization or spin-off or otherwise). This Agreement shall not be assignable by Baker.

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      6. Entire Agreement.

         This Agreement contains the entire agreement between Baker and Unilab with respect to the subject matter hereof.

      7. Waivers, Amendments and Further Agreements.

         Neither this Agreement nor any term or condition hereof, including without limitation the terms and conditions of this Section 7, may be waived, modified or amended in whole or in part as against Unilab or Baker except by written instrument executed by each of the parties expressly stating that it is intended to operate as a waiver, modification or amendment of this Agreement or the applicable term or condition hereof.

      8. Governing Law.

         This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California.

         IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Agreement as of the date first above written.

                                                    UNILAB CORPORATION



                                               By: _____________________________
                                                    Name:
                                                    Title:
                                                    Fax No.:(818)757-3809


                                                    ANDREW H. BAKER


                                                    ----------------------------
                                                    Fax No.:

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